Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Christopher Ferris, Principal Executive Officer of FB Bancorp, Inc. (the “Company”) and Todd Wanner, Principal Financial Officer of the Company, each certify in his capacity as an officer of the Company that he has reviewed the Annual Report on Form 10-K for the year ended December 31, 2024 (the “Report”) and that to the best of his knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 27, 2025	/s/ Christopher Ferris
Christopher Ferris
Chief Executive Officer
(Principal Executive Officer)

Date: March 27, 2025	/s/ Todd Wanner
Todd Wanner
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.